                                                                   EXHIBIT 32.01

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), Gary
L. Bloom, Chief Executive Officer of VERITAS Software Corporation (the "Company"), and Edwin J. Gillis, Chief Financial Officer of the Company, each hereby certifies that:

1. The Company's Quarterly Report on Form 10-Q for the period ended June 30, 2004, to which this Certification is attached as Exhibit 32.01 (the "Quarterly Report"), fully complies with the requirements of Section 13(a) of the Exchange Act, and

2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 9th day of August, 2004.

/s/ Gary L. Bloom                            /s/ Edwin J. Gillis
-----------------------------------          -----------------------------------
Gary L. Bloom                                Edwin J. Gillis
Chief Executive Officer                      Chief Financial Officer

This certification which accompanies the Quarterly Report, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act (whether made before or after the date of the Quarterly Report), irrespective of any general incorporation language contained in such filing.